Exhibit 99.1

VERITEX HOLDINGS, INC. REPORTS THIRD QUARTER OPERATING RESULTS

Dallas, TX — October 21, 2019 —Veritex Holdings, Inc. (“Veritex” or the “Company”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the quarter ended September 30, 2019. The Company reported net income of $27.4 million, or $0.51 diluted earnings per share (“EPS”), compared to $26.9 million, or $0.49 diluted EPS, for the quarter ended June 30, 2019 and $8.9 million, or $0.36 diluted EPS, for the quarter ended September 30, 2018. Operating net income totaled $28.6 million, or $0.53 diluted operating EPS1, compared to $32.2 million, or $0.59 diluted operating EPS1, for the quarter ended June 30, 2019 and $10.4 million, or $0.42 diluted operating EPS1, for the quarter ended September 30, 2018.
C. Malcolm Holland, III, the Company’s Chairman and Chief Executive Officer said: “I am excited about the 3rd quarter and year-to-date financial results of Veritex.  The quarterly earnings power of the Company has been consistent throughout the year.  These results have been accomplished while integrating and converting Green Bank and now much of the execution risk is behind us.  We are focused on rebuilding our growth momentum, maintaining our asset quality and returning our excess capital to our shareholders.”

Third Quarter 2019 Highlights:

•	Diluted EPS was $0.51 and diluted operating EPS[1] was $0.53 for the third quarter of 2019, resulting in a 26.2% increase in diluted operating EPS compared to the third quarter of 2018;

•
Book value per common share was $23.02 and tangible book value per common share[1] was $14.61 for the third quarter of 2019, reflecting operating net income, merger expenses, dividends and share repurchase activity;

•	Return on average assets was 1.36%, operating return on average assets[1] was 1.42% and pre-tax, pre-provision operating return on average assets[1] was 2.26% for the third quarter of 2019;

•	Efficiency ratio was 43.67% and operating efficiency ratio[1] was 42.36% for the third quarter of 2019, reflecting three consecutive quarters of operating efficiency ratio[1] below 44%;

•
Increased and extended previously announced stock buyback program. In the third quarter of 2019, Veritex repurchased 1,177,241 shares of its outstanding common stock under its stock buyback program for an aggregate of $29.0 million resulting in an aggregate of 2,349,103 shares as of September 30, 2019;

•	Declared quarterly cash dividend of $0.125 payable on November 21, 2019; and

•	Received American Banker’s “Best Banks to Work For” for the sixth consecutive year.
Summary of Financial Data

	QTD		YTD
	Q3 2019	Q2 2019	Q3 2019	Q3 2018
	(Dollars in thousands)
GAAP
Net income	$27,405	$26,876	$61,688	$29,516
Diluted EPS	0.51	0.49	1.13	1.20
Return on average assets[2]	1.36%	1.36%	1.04%	1.28%
Efficiency ratio	43.67	51.49	59.42	55.15
Book value per common share	$23.02	$22.55	$23.02	$21.38
Non-GAAP[1]
Operating net income	$28,629	$32,234	$93,542	$33,794
Diluted operating EPS	0.53	0.59	1.71	1.37
Pre-tax, pre-provision operating return on average assets	2.26%	2.22%	2.30%	2.05%
Operating return on average assets[2]	1.42	1.63	1.58	1.46
Operating efficiency ratio	42.36	43.66	43.19	49.45
Return on average tangible common equity[2]	15.15	15.26	11.93	12.36
Operating return on average tangible common equity[2]	15.78	18.09	17.57	14.09
Tangible book value per common share	$14.61	$14.27	$14.61	$14.27
1 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2 Annualized ratio.

Results of Operations for the Three Months Ended September 30, 2019
Net Interest Income
For the three months ended September 30, 2019, net interest income before provision for loan losses was $70.9 million and net interest margin was 3.90% compared to $71.4 million and 4.00%, respectively, for the three months ended June 30, 2019. The $568 thousand decrease in net interest income was primarily due to a $1.0 million decrease in interest income on loans and a $894 thousand increase in interest expense on advances from the Federal Home Loan Bank (“FHLB”), and was partially offset by a $1.0 million decrease in interest expense on transaction and savings deposits. Net interest margin decreased 10 basis points from the three months ended June 30, 2019 primarily due to a decrease in yields earned on loan balances and an increase in the average rates paid on certificate and other time deposits, partially offset by a decrease in the average rate paid on interest-bearing demand and savings deposits during the three months ended September 30, 2019. As a result, the average cost of interest-bearing deposits was unchanged at 1.79% for the three months ended September 30, 2019 and June 30, 2019.
Net interest income before provision for loan losses increased by $41.6 million from $29.3 million to $70.9 million and net interest margin decreased by 9 basis points from 3.99% to 3.90% for the three months ended September 30, 2019 as compared to the same period in 2018. The increase in net interest income before provision for loan losses was primarily driven by higher loan balances and interest income resulting from loans acquired from Green Bancorp, Inc. (“Green”) and organic loan growth during the three months ended September 30, 2019 compared to the three months ended September 30, 2018. For the three months ended September 30, 2019, average loan balance increased by $3.3 billion compared to the three months ended September 30, 2018, which contributed to a $57.7 million increase in interest income. This was partially offset by an increase in the average rate paid on interest-bearing liabilities, which resulted in a $12.9 million increase in interest on deposit accounts. Net interest margin decreased 9 basis points from the three months ended September 30, 2018 primarily due to an increase in the average rate paid on interest-bearing liabilities for the three months ended September 30, 2019 compared to the three months ended September 30, 2018. As a result, the average cost of interest-bearing deposits increased to 1.79% for the three months ended September 30, 2019 from 1.59% for the three months ended September 30, 2018.
Noninterest Income
Noninterest income for the three months ended September 30, 2019 was $8.4 million, an increase of $2.4 million, or 39.7%, compared to the three months ended June 30, 2019. The increase was primarily due to a $594 thousand increase in derivative income and a $245 thousand increase in service charges and fees on deposit accounts earned during the three months ended September 30, 2019. Further, the increase was due to a $642 thousand loss on sales of investment securities as a result of the Company’s repositioning strategy and a $434 thousand decrease in the value of investments in community development-oriented private equity funds used for Community Reinvestment Act purposes recorded for the three months ended June 30, 2019 with no corresponding loss or decrease in value for the three months ended September 30, 2019.
Compared to the three months ended September 30, 2018, noninterest income for the three months ended September 30, 2019 grew by $6.0 million, or 250.1%. The increase was primarily due to a $2.9 million increase in service charges and fees on acquired deposit accounts resulting from our acquisition of Green deposit accounts and the associated income from these accounts, a $1.8 million increase in loan fees, a $723 thousand increase in the gain on sale of Small Business Administration loans and a $578 thousand increase in derivative income earned during the three months ended September 30, 2019.
Noninterest Expense
Noninterest expense was $34.6 million for the three months ended September 30, 2019, compared to $39.9 million for the three months ended June 30, 2019, a decrease of $5.3 million, or 13.2%. The decrease was primarily driven by a $4.8 million decrease in merger and acquisition expenses related to our acquisition of Green, which were recorded in the second quarter of 2019. Merger and acquisition expenses recognized during the three months ended September 30, 2019 were primarily related to continued data processing expenses as a result of our system conversion, which was completed in the second quarter of 2019, conversion of our mobile banking platform and severance payments following our acquisition of Green.
Compared to the three months ended September 30, 2018, noninterest expense for the three months ended September 30, 2019 increased by $16.4 million, or 89.8%. The increase was primarily driven by a $10.1 million increase in salaries and employee benefits due to the addition of new Green employees, and a $1.9 million, $1.6 million, $1.2 million and $857 thousand increase in amortization of intangibles, data processing and software expenses, occupancy and equipment expenses and professional fees, respectively, related to our acquisition of Green.

Financial Condition
Total loans were $5.9 billion at September 30, 2019, a decrease of $41.1 million, or 0.7%, compared to June 30, 2019 due to normal loan activity and paydowns.
Total deposits were $5.9 billion at September 30, 2019, a decrease of $287.2 million, or 4.7%, compared to June 30, 2019. The decrease was primarily the result of a decrease of $165.8 million in certificates and other time deposits, and decreases of $117.9 million and $3.5 million in interest-bearing accounts and noninterest-bearing demand deposits, respectively, due to normal course of business.
Asset Quality
Allowance for loan losses as a percentage of loans held for investment, including mortgage warehouse, was 0.45%, 0.42% and 0.73% of total loans at September 30, 2019, June 30, 2019 and September 30, 2018, respectively. The allowance for loan losses as a percentage of total loans for each of the three quarters was determined by evaluating the qualitative factors around the nature, volume and mix of the loan portfolio. The increase in the allowance for loan losses as a percentage of loans held for investment from June 30, 2019 was primarily attributable to the general provision required from an increase of loans acquired from Green that were re-underwritten in the third quarter of 2019. Once an acquired loan undergoes new underwriting and meets the criteria for a new loan, any remaining fair value adjustments become interest income and the loan becomes fully subject to our allowance for loan loss methodology. The decrease in the allowance for loan losses as a percentage of loans held for investment from September 30, 2018 was attributable to our acquisition of Green, as acquired loans are recorded at fair value. Our allowance for loan losses and remaining purchase discount on acquired loans as a percentage of loans held for investment, including mortgage warehouse, was 1.44%, 1.77% and 1.28% of total loans at September 30, 2019, June 30, 2019 and September 30, 2018, respectively.
We recorded a provision for loan losses for the three months ended September 30, 2019 of $9.7 million compared to $3.3 million and $3.1 million for the three months ended June 30, 2019 and September 30, 2018, respectively. The increase in the recorded provision for loan losses for the three months ended September 30, 2019 was primarily attributable to a $6.1 million charge-off related to a commercial loan relationship acquired from Sovereign Bancshares, Inc. in 2017. The acquired commercial loan relationship consists of a $7.8 million loan to an independent oil and gas exploration company that filed for bankruptcy protection in 2018 and recently entered into a sales process pursuant to Section 363 of the Bankruptcy Code. Additionally, the increase in the recorded provision for loan losses for the three months ended September 30, 2019 was caused by a $937 thousand increase in specific reserves on certain non-performing loans and an increase in acquired loans that were re-underwritten (as discussed above) during the three months ended September 30, 2019.
Nonperforming assets totaled $17.0 million, or 0.21%, of total assets at September 30, 2019 compared to $43.3 million, or 0.54%, of total assets at June 30, 2019 and $26.1 million, or 0.80%, of total assets at September 30, 2018. The decrease of $26.3 million compared to June 30, 2019 was driven by a $11.9 million and $11.7 million decrease in originated accruing loans 90 days or more past due and acquired accruing loans 90 days or more past due, respectively, as well as $5.9 million decrease in acquired nonaccrual loans primarily driven by the $6.1 million charge-off discussed above. This decrease was partially offset by a $2.9 million increase in other real estate owned. For the quarter ended September 30, 2019, no purchased credit impaired loans were on non-accrual status.

Dividend Information

On October 21, 2019, Veritex’s Board of Directors declared a quarterly cash dividend of $0.125 per share on its outstanding shares of common stock. The dividend will be paid on or after November 21, 2019 to stockholders of record as of the close of business on November 7, 2019.

Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value, tangible book value per common share, operating net income, tangible common equity to tangible assets, return on average tangible common equity, pre-tax, pre-provision operating earnings, pre-tax, pre-provision operating return on average assets, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.

Business Combinations Measurement Period
The measurement period for the Company to determine the fair values of acquired identifiable assets and assumed liabilities for Green will end at the earlier of (i) twelve months from the date of the acquisition or (ii) as soon as the Company receives the information it was seeking about facts and circumstances that existed as of the acquisition date or learns that more information is not obtainable. Provisional estimates have been recorded for the Green acquisition as independent valuations have not been finalized. The Company does not expect any significant differences from estimated values upon completion of the valuations.
Conference Call
The Company will host an investor conference call to review the results on Tuesday, October 22, 2019 at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/mmc/p/9ewhfxdv and will receive a unique PIN, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call toll-free at (877) 703-9880.
The call and corresponding presentation slides will be webcast live on the home page of the Company's website, https://veritexholdingsinc.gcs-web.com. An audio replay will be available one hour after the conclusion of the call at (855) 859-2056, Conference #3966936. This replay, as well as the webcast, will be available until October 29, 2019.
About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media Contact:
LaVonda Renfro
972-349-6200
lrenfro@veritexbank.com

Investor Relations:
Susan Caudle
972-349-6132
scaudle@veritexbank.com
Forward-Looking Statements
This earnings release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the impact Veritex expects its acquisition of Green to have on its operations, financial condition and financial results and Veritex’s expectations about its ability to successfully integrate the combined businesses of Veritex and Green and the amount of cost savings and overall operational efficiencies Veritex expects to realize as a result of the acquisition of Green. The forward-looking statements in this earnings release also include statements about the expected payment date of Veritex’s quarterly cash dividend, Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, the possibility that the businesses of Veritex and Green will not be integrated successfully, that the cost savings and any synergies from the acquisition may not be fully realized or may take longer to realize than expected, disruption from the acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Veritex has (or Green had) business relationships, diversion of management time on integration-related issues, the reaction to the acquisition by Veritex’s and Green’s customers, employees and counterparties and other factors, many of which are beyond the control of Veritex. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2018 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

	For the Three Months Ended					Nine Months Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
	(Dollars and shares in thousands)
Per Share Data (Common Stock):
Basic EPS	$0.52	$0.50	$0.14	$0.41	$0.37	$1.15	$1.22
Diluted EPS	0.51	0.49	0.13	0.40	0.36	1.13	1.20
Book value per common share	23.02	22.55	21.88	21.88	21.38	23.02	21.38
Tangible book value per common share[1]	14.61	14.27	13.76	14.74	14.21	14.61	14.21

Common Stock Data:
Shares outstanding at period end	52,373	53,457	54,236	24,254	24,192	52,373	24,192
Weighted average basic shares outstanding for the period	52,915	53,969	54,293	24,224	24,176	53,721	24,151
Weighted average diluted shares outstanding for the period	53,873	54,929	55,439	24,532	24,613	54,633	24,587

Summary Performance Ratios:
Return on average assets[2]	1.36%	1.36%	0.38%	1.20%	1.10%	1.04%	1.28%
Return on average equity[2]	8.98	8.98	2.52	7.44	6.88	6.88	7.83
Return on average tangible common equity[1,2]	15.15	15.26	5.09	11.52	10.79	11.93	12.36
Efficiency ratio	43.67	51.49	82.30	54.27	57.58	59.42	55.15

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.53	$0.59	$0.59	$0.47	$0.42	$1.71	$1.37
Pre-tax, pre-provision operating return on average assets[1,2]	2.26%	2.22%	2.40%	1.95%	1.98%	2.30%	2.05%
Operating return on average assets[1,2]	1.42	1.63	1.69	1.40	1.28	1.58	1.46
Operating return on average tangible common equity[1,2]	15.78	18.09	18.81	13.37	12.49	17.57	14.09
Operating efficiency ratio[1]	42.36	43.66	43.54	50.65	49.09	43.19	49.45

Veritex Holdings, Inc. Capital Ratios:
Average stockholders' equity to average total assets	15.11%	15.13%	15.18%	16.14%	15.92%	15.13%	16.29%
Tier 1 capital to average assets (leverage)	10.33	10.47	10.57	12.04	11.74	10.33	11.74
Common equity tier 1 capital	10.82	11.32	11.07	11.80	12.02	10.82	12.02
Tier 1 capital to risk-weighted assets	11.26	11.77	11.50	12.18	12.43	11.26	12.43
Total capital to risk-weighted assets	12.26	12.80	12.45	12.98	13.22	12.26	13.22
Tangible common equity to tangible assets[1]	10.17	10.08	10.02	11.78	11.08	10.17	11.08

Veritex Bank Capital Ratios:
Tier 1 capital to average assets (leverage)	10.64%	10.80%	10.65%	10.87%	10.53%	10.64%	10.53%
Common equity tier 1 capital	11.61	12.16	11.61	11.01	11.13	11.61	11.13
Tier 1 capital to risk-weighted assets	11.61	12.16	11.61	11.01	11.13	11.61	11.13
Total capital to risk-weighted assets	12.00	12.54	11.93	11.64	11.75	12.00	11.75
1Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” after the financial highlights for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2Annualized ratio.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands)

	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and cash equivalents	$252,592	$265,822	$339,473	$84,449	$261,790
Securities	1,023,393	1,020,279	950,671	262,695	256,237
Other investments	89,795	81,088	75,920	23,174	27,769

Loans held for sale	10,715	7,524	8,002	1,258	1,425
Loans held for investment, mortgage warehouse	233,577	200,017	114,158	—	—
Loans held for investment	5,654,027	5,731,833	5,663,721	2,555,494	2,444,499
Total loans	5,898,319	5,939,374	5,785,881	2,556,752	2,445,924
Allowance for loan losses	(26,243)	(24,712)	(21,603)	(19,255)	(17,909)
Bank-owned life insurance	80,411	79,899	79,397	22,064	21,915
Bank premises, furniture and equipment, net	118,449	115,373	119,354	78,409	77,346
Other real estate owned	4,625	1,748	151	—	—
Intangible assets, net	75,363	78,347	81,245	15,896	16,603
Goodwill	370,463	370,221	368,268	161,447	161,447
Other assets	75,716	82,667	69,474	22,919	24,724
Branch assets held for sale	—	—	83,516	—	—
Total assets	$7,962,883	$8,010,106	$7,931,747	$3,208,550	$3,275,846
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$1,473,126	$1,476,668	$1,439,630	$626,283	$661,754
Interest-bearing	2,528,293	2,646,154	2,617,117	1,313,161	1,346,264
Certificates and other time deposits	1,876,427	2,042,266	2,240,968	682,984	648,236
Total deposits	5,877,846	6,165,088	6,297,715	2,622,428	2,656,254
Accounts payable and accrued expenses	45,475	44,414	42,621	5,413	6,875
Accrued interest payable and other liabilities	6,054	7,069	6,846	5,361	5,759
Advances from FHLB	752,907	512,945	252,982	28,019	73,055
Subordinated debentures and subordinated notes	72,284	72,486	72,719	16,691	16,691
Securities sold under agreements to repurchase	2,787	2,811	2,778	—	—
Branch liabilities held for sale	—	—	62,381	—	—
Total liabilities	6,757,353	6,804,813	6,738,042	2,677,912	2,758,634
Commitments and contingencies
Stockholders’ equity:
Common stock	524	535	546	243	242
Additional paid-in capital	1,114,659	1,112,238	1,109,386	449,427	448,117
Retained earnings	125,344	104,652	84,559	83,968	74,143
Unallocated Employee Stock Ownership Plan shares	—	—	—	—	(106)
Accumulated other comprehensive income (loss)	23,837	17,741	7,016	(2,930)	(5,114)
Treasury stock	(58,834)	(29,873)	(7,802)	(70)	(70)
Total stockholders’ equity	1,205,530	1,205,293	1,193,705	530,638	517,212
Total liabilities and stockholders’ equity	$7,962,883	$8,010,106	$7,931,747	$3,208,550	$3,275,846

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Interest income:
Loans, including fees	$85,811	$86,786	$85,747	$35,028	$35,074	$258,344	$99,432
Securities	7,687	7,397	7,232	1,908	1,722	22,316	4,697
Deposits in financial institutions and Fed Funds sold	1,329	1,372	1,554	833	1,016	4,255	2,316
Other investments	816	622	691	413	108	2,129	442
Total interest income	95,643	96,177	95,224	38,182	37,920	287,044	106,887
Interest expense:
Transaction and savings deposits	10,381	11,405	10,366	5,412	4,694	32,152	12,187
Certificates and other time deposits	10,283	10,145	8,792	3,394	3,068	29,220	6,320
Advances from FHLB	3,081	2,187	2,055	377	630	7,323	1,324
Subordinated debentures and subordinated notes	1,024	998	1,094	304	250	3,116	727
Total interest expense	24,769	24,735	22,307	9,487	8,642	71,811	20,558
Net interest income	70,874	71,442	72,917	28,695	29,278	215,233	86,329
Provision for loan losses	9,674	3,335	5,012	1,364	3,057	18,021	5,239
Net interest income after provision for loan losses	61,200	68,107	67,905	27,331	26,221	197,212	81,090
Noninterest income:
Service charges and fees on deposit accounts	3,667	3,422	3,517	832	809	10,606	2,588
Loan fees	2,252	1,932	1,677	387	410	5,861	945
Loss on sales of investment securities	—	(642)	(772)	(42)	(34)	(1,414)	(22)
Gain on sales of loans	853	1,104	2,370	1,789	270	4,327	1,267
Rental income	369	373	368	310	414	1,110	1,343
Other	1,289	(155)	1,324	343	539	2,458	1,335
Total noninterest income	8,430	6,034	8,484	3,619	2,408	22,948	7,456
Noninterest expense:
Salaries and employee benefits	17,530	17,459	18,885	8,278	7,394	53,874	22,981
Occupancy and equipment	4,044	4,014	4,129	2,412	2,890	12,187	8,267
Professional and regulatory fees	2,750	2,814	3,418	1,889	1,893	8,982	5,525
Data processing and software expense	2,252	2,309	1,924	888	697	6,485	2,214
Marketing	708	961	619	570	306	2,288	1,213
Amortization of intangibles	2,712	2,719	2,760	835	798	8,191	2,632
Telephone and communications	361	625	395	223	236	1,381	1,076
Merger and acquisition expense	1,035	5,790	31,217	1,150	2,692	38,042	4,070
Other	3,238	3,205	3,646	1,293	1,340	10,089	3,743
Total noninterest expense	34,630	39,896	66,993	17,538	18,246	141,519	51,721
Net income from operations	35,000	34,245	9,396	13,412	10,383	78,641	36,825
Income tax expense	7,595	7,369	1,989	3,587	1,448	16,953	7,309
Net income	$27,405	$26,876	$7,407	$9,825	$8,935	$61,688	$29,516

Basic EPS	$0.52	$0.50	$0.14	$0.41	$0.37	$1.15	$1.22
Diluted EPS	$0.51	$0.49	$0.13	$0.40	$0.36	$1.13	$1.20
Weighted average basic shares outstanding	52,915	53,969	54,293	24,224	24,176	53,721	24,151
Weighted average diluted shares outstanding	53,873	54,929	55,439	24,532	24,613	54,633	24,587

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands except percentages)

	For the Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1]	$5,702,696	$84,022	5.85%	$5,762,257	$85,030	5.92%	$2,432,095	$35,074	5.72%
Loans held for investment, mortgage warehouse	182,793	1,789	3.88	154,586	1,756	4.56	—	—	—
Securities	1,022,289	7,687	2.98	956,160	7,397	3.10	254,242	1,722	2.69
Interest-bearing deposits in other banks	234,087	1,329	2.25	228,461	1,372	2.41	203,750	1,016	1.98
Other investments[2]	71,901	816	4.50	59,508	622	4.19	20,044	108	2.14
Total interest-earning assets	7,213,766	95,643	5.26	7,160,972	96,177	5.39	2,910,131	37,920	5.17
Allowance for loan losses	(22,539)			(23,891)			(16,160)
Noninterest-earning assets	818,150			800,238			331,826
Total assets	$8,009,377			$7,937,319			$3,225,797

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$2,621,701	$10,381	1.57%	$2,713,735	$11,405	1.69%	$1,278,797	$4,694	1.46%
Certificates and other time deposits	1,953,084	10,283	2.09	2,107,567	10,145	1.93	655,035	3,068	1.86
Advances from FHLB	632,754	3,081	1.93	334,926	2,187	2.62	120,114	630	2.08
Subordinated debentures and subordinated notes	74,869	1,024	5.43	75,252	998	5.32	16,690	250	5.94
Total interest-bearing liabilities	5,282,408	24,769	1.86	5,231,480	24,735	1.90	2,070,636	8,642	1.66

Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,467,127			1,456,538			635,952
Other liabilities	49,695			48,669			11,750
Total liabilities	6,799,230			6,736,687			2,718,338
Stockholders’ equity	1,210,147			1,200,632			514,876
Total liabilities and stockholders’ equity	$8,009,377			$7,937,319			$3,233,214

Net interest rate spread[3]			3.40%			3.49%			3.51%
Net interest income		$70,874			$71,442			$29,278
Net interest margin[4]			3.90%			4.00%			3.99%

1 Includes average outstanding balances of loans held for sale of $8,525, $8,140 and $1,091 for the three months ended September 30, 2019, June 30, 2019, and September 30, 2018, respectively, and average balances of loans held for investment, excluding mortgage warehouse.
2 The Company historically reported dividend income in other noninterest income and has re-classed $102 of dividend income into other investments as of September 30, 2018 in order to align with industry peers for comparability purposes.
3 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
4 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands except percentages)

	For the Nine Months Ended
	September 30, 2019			September 30, 2018
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1]	$5,731,902	$253,247	5.91%	$2,342,797	$99,432	5.67%
Loans held for investment, mortgage warehouse	152,617	5,097	4.47	—	—	—
Securities	968,616	22,316	3.08	241,764	4,697	2.60
Interest-bearing deposits in other banks	242,119	4,255	2.40	168,329	2,316	1.84
Other investments[2]	56,438	2,129	5.04	16,390	442	3.61
Total interest-earning assets	7,151,692	287,044	5.37	2,769,280	106,887	5.16
Allowance for loan losses	(22,173)			(14,309)
Noninterest-earning assets	799,509			340,136
Total assets	$7,929,028			$3,095,107

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$2,657,195	$32,152	1.62%	$1,256,726	$12,187	1.30%
Certificates and other time deposits	2,067,032	29,220	1.89	591,953	6,320	1.43
Advances from FHLB	427,306	7,323	2.29	99,138	1,324	1.79
Subordinated debentures and subordinated notes	75,298	3,116	5.53	16,768	727	5.80
Total interest-bearing liabilities	5,226,831	71,811	1.84	1,964,585	20,558	1.40

Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,459,904			614,107
Other liabilities	42,853			12,310
Total liabilities	6,729,588			2,591,002
Stockholders’ equity	1,199,440			504,105
Total liabilities and stockholders’ equity	$7,929,028			$3,095,107

Net interest rate spread[3]			3.53%			3.76%
Net interest income		$215,233			$86,329
Net interest margin[4]			4.02%			4.17%
1 Includes average outstanding balances of loans held for sale of $8,127 and $1,258 for the nine months ended September 30, 2019 and September 30, 2018, respectively, and average balances of loans held for investment, excluding mortgage warehouse.
2 The Company historically reported dividend income in other noninterest income and has re-classed $427 of dividend income into other investments as of September 30, 2018 in order to align with industry peers for comparability purposes.
3 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
4 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights

Yield Trend

	For the Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Average yield on interest-earning assets:
Loans[1]	5.85%	5.92%	5.96%	5.55%	5.72%
Loans held for investment, mortgage warehouse	3.88	4.56	5.26	—	—
Securities	2.98	3.10	3.17	2.88	2.69
Interest-bearing deposits in other banks	2.25	2.41	2.39	2.41	1.98
Other investments	4.50	4.19	4.92	6.36	2.14
Total interest-earning assets	5.26%	5.39%	5.44%	5.17%	5.17%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	1.57%	1.69%	1.64%	1.60%	1.46%
Certificates and other time deposits	2.09	1.93	1.59	2.05	1.86
Advances from FHLB	1.93	2.62	2.68	2.85	2.08
Subordinated debentures and subordinated notes	5.43	5.32	5.85	7.23	5.94
Total interest-bearing liabilities	1.86%	1.90%	1.74%	1.82%	1.66%

Net interest rate spread[2]	3.40%	3.49%	3.70%	3.35%	3.51%
Net interest margin[3]	3.90%	4.00%	4.17%	3.89%	3.99%

1Includes average outstanding balances of loans held for sale of $8,525, $8,140, $7,709, $1,019 and $1,091 for the three months ended September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018, respectively, and average balances of loans held for investment, excluding mortgage warehouse.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Average cost of interest-bearing deposits	1.79%	1.79%	1.62%	1.75%	1.59%
Average costs of total deposits, including noninterest-bearing	1.36	1.38	1.25	1.32	1.20

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands except percentages)

Loans Held for Investment (“LHI”) and Deposit Portfolio Composition

	September 30, 2019		June 30, 2019		March 31, 2019		December 31, 2018		September 30, 2018
	(Dollars in thousands)
Loans Held for Investment[2]
Originated Loans
Commercial	$1,027,433	33.4%	$878,970	32.2%	$836,792	33.3%	$697,906	33.0%	$646,978	33.3%
Real Estate:
Owner occupied commercial	253,043	8.2	229,243	8.4	215,088	8.6	188,847	8.9	179,422	9.2
Commercial	877,669	28.5	800,506	29.3	752,628	30.0	636,200	30.0	592,959	30.5
Construction and land	490,389	15.9	405,323	14.8	364,812	14.5	303,315	14.3	254,258	13.1
Farmland	7,986	0.3	15,944	0.6	8,247	0.3	7,898	0.4	8,181	0.5
1-4 family residential	315,839	10.3	290,808	10.7	274,880	10.9	235,092	11.0	210,702	10.9
Multi-family residential	95,258	3.1	101,973	3.7	48,777	1.9	47,371	2.2	46,240	2.3
Consumer	8,471	0.2	7,714	0.3	8,587	0.3	4,304	0.2	3,123	0.2
Total originated LHI	$3,076,088	100%	$2,730,481	100%	$2,509,811	100%	$2,120,933	100%	$1,941,863	100%

Acquired Loans
Commercial	$683,823	26.5%	$909,074	30.3%	$975,878	30.9%	$62,866	14.4%	$76,162	15.3%
Real Estate:
Owner occupied commercial	463,087	18.0	517,525	17.2	530,026	16.8	132,432	30.5	133,865	26.6
Commercial	832,841	32.3	927,019	30.9	948,815	30.1	145,553	33.5	162,842	32.4
Construction and land	133,233	5.2	138,527	4.6	149,897	4.8	21,548	5.0	39,885	7.9
Farmland	—	—	1,528	0.1	1,781	0.1	2,630	0.6	2,672	0.5
1-4 family residential	243,471	9.4	266,248	8.9	295,719	9.4	62,825	14.5	79,106	15.7
Multi-family residential	211,708	8.2	228,904	7.6	238,936	7.6	3,914	0.9	4,077	0.8
Consumer	9,642	0.4	12,848	0.4	13,180	0.4	2,808	0.6	4,043	0.8
Total acquired LHI	$2,577,805	100%	$3,001,673	100%	$3,154,232	100%	$434,576	100%	$502,652	100%

Mortgage warehouse	233,577		200,017		114,157		—		—

Total LHI[1]	$5,887,470		$5,932,171		$5,778,200		$2,555,509		$2,444,515

Deposits[2]
Noninterest-bearing	$1,473,126	25.1%	$1,476,668	24.0%	$1,439,630	22.9%	$626,283	23.8%	$661,754	24.9%
Interest-bearing transaction	373,997	6.4	373,982	6.1	334,868	5.3	146,969	5.6	144,328	5.4
Money market	2,066,315	35.2	2,178,274	35.3	2,169,049	34.4	1,133,045	43.2	1,168,262	44.0
Savings	87,981	1.5	93,898	1.5	113,200	1.8	33,147	1.3	33,674	1.3
Certificates and other time deposits	1,876,427	31.8	2,042,266	33.1	2,240,968	35.6	682,984	26.1	648,236	24.4
Total deposits	$5,877,846	100%	$6,165,088	100%	$6,297,715	100%	$2,622,428	100%	$2,656,254	100%

Loan to Deposit Ratio	100.2%		96.2%		91.8%		97.4%		92.0%
1 Total LHI does not include deferred (costs) fees of ($134 thousand) at September 30, 2019, $321 thousand at June 30, 2019, $321 thousand at March 31, 2019, $15 thousand at December 31, 2018 and $16 thousand at September 30, 2018.
2 LHI and deposit portfolio composition exclude assets and liabilities held for sale as of March 31, 2019.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands except percentages)

Asset Quality

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
	(Dollars in thousands)
Nonperforming Assets (“NPAs”):
Originated nonaccrual loans[1]	$5,081	$4,751	$5,739	$5,358	$2,307	$5,081	$2,307
Acquired nonaccrual loans[1]	5,091	10,982	12,944	19,387	19,515	5,091	19,515
Originated accruing loans 90 or more days past due[2]	815	12,738	2,329	—	4,302	815	4,302
Acquired accruing loans 90 or more days past due[2]	1,379	13,036	1,974	—	—	1,379	—
Total nonperforming loans held for investment (“NPLs”)	12,366	41,507	22,986	24,745	26,124	12,366	26,124
Other real estate owned	4,625	1,748	151	—	—	4,625	—
Total NPAs	$16,991	$43,255	$23,137	$24,745	$26,124	$16,991	$26,124

Charge-offs:
Residential	$—	$(157)	$—	$—	$—	$(157)	$—
Commercial	(8,101)	(143)	(2,654)	(26)	—	(10,898)	(149)
Consumer	(113)	(30)	(74)	—	—	(217)	(22)
Total charge-offs	(8,214)	(330)	(2,728)	(26)	—	(11,272)	(171)

Recoveries:
Residential	—	54	8	—	—	62	—
Commercial	71	10	10	7	10	91	34
Consumer	—	40	46	—	—	86	—
Total recoveries	71	104	64	7	10	239	34

Net charge-offs	$(8,143)	$(226)	$(2,664)	$(19)	$10	$(11,033)	$(137)

Allowance for loan losses (“ALLL”) at end of period	$26,243	$24,712	$21,603	$19,255	$17,909	$26,243	$17,909

Remaining purchase discount (“PD”) on acquired loans[3]	$58,503	$80,365	$83,365	$12,098	$13,389	$58,503	$13,389

Asset Quality Ratios:
NPAs to total assets	0.21%	0.54%	0.29%	0.77%	0.80%	0.21%	0.80%
NPLs to total LHI	0.21	0.70	0.40	0.97	1.07	0.21	1.07
ALLL to total LHI	0.45	0.42	0.37	0.75	0.73	0.45	0.73
ALLL and remaining PD on acquired loans to total LHI[3]	1.44	1.77	1.82	1.23	1.28	1.44	1.28
Net charge-offs to average loans outstanding	0.14	—	0.05	—	—	0.19	0.01
1 The Company historically reported in the acquired nonaccrual loans line item in the table above only acquired purchased credit impaired (“PCI”) loans that were deemed to be on nonaccrual status subsequent to the respective acquisition date. The Company has reclassed $3,158, $5,040 and $2,485 for the three months ended June 30, 2019, March 31, 2019 and December 31, 2018, respectively, and $2,357 for the three and nine months ended September 30, 2018 of acquired non-PCI loans deemed to be on nonaccrual status subsequent to acquisition date from the originated nonaccrual line item into the acquired nonaccrual loans line item. As a result, both acquired PCI loans and acquired non-PCI loans are reflected in the acquired nonaccrual loans line item in order to align with industry peers for comparability purposes.
2 Accruing loans greater than 90 days past due exclude PCI loans greater than 90 days past due.
3 Remaining PD on acquired loans includes non-accretable and accretable purchase discount on purchased performing and purchased credit impaired loans for each quarter presented in the table.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”), in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,205,530	$1,205,293	$1,193,705	$530,638	$517,212
Adjustments:
Goodwill	(370,463)	(370,221)	(368,268)	(161,447)	(161,447)
Core deposit intangibles	(70,014)	(72,465)	(74,916)	(11,675)	(12,107)
Tangible common equity	$765,053	$762,607	$750,521	$357,516	$343,658
Common shares outstanding	52,373	53,457	54,236	24,254	24,192

Book value per common share	$23.02	$22.55	$21.88	$21.88	$21.38
Tangible book value per common share	$14.61	$14.27	$13.76	$14.74	$14.21

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,205,530	$1,205,293	$1,193,705	$530,638	$517,212
Adjustments:
Goodwill	(370,463)	(370,221)	(368,268)	(161,447)	(161,447)
Core deposit intangibles	(70,014)	(72,465)	(74,916)	(11,675)	(12,107)
Tangible common equity	$765,053	$762,607	$750,521	$357,516	$343,658
Tangible Assets
Total assets	$7,962,883	$8,010,106	$7,931,747	$3,208,550	$3,275,846
Adjustments:
Goodwill	(370,463)	(370,221)	(368,268)	(161,447)	(161,447)
Core deposit intangibles	(70,014)	(72,465)	(74,916)	(11,675)	(12,107)
Tangible Assets	$7,522,406	$7,567,420	$7,488,563	$3,035,428	$3,102,292
Tangible Common Equity to Tangible Assets	10.17%	10.08%	10.02%	11.78%	11.08%

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) return as net income available for common stockholders adjusted for amortization of core deposit intangibles as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$27,405	$26,876	$7,407	$9,825	$8,935	$61,688	$29,516
Adjustments:
Plus: Amortization of core deposit intangibles	2,451	2,451	2,477	432	431	7,379	1,250
Less: Tax benefit at the statutory rate	515	515	520	91	91	1,550	263
Net income available for common stockholders adjusted for amortization of intangibles	$29,341	$28,812	$9,364	$10,166	$9,275	$67,517	$30,503

Average Tangible Common Equity
Total average stockholders' equity	$1,210,147	$1,200,632	$1,190,266	$523,590	$514,876	$1,199,440	$504,105
Adjustments:
Average goodwill	(370,224)	(369,255)	(366,795)	(161,447)	(161,447)	(369,097)	(160,725)
Average core deposit intangibles	(71,355)	(73,875)	(76,727)	(11,932)	(12,354)	(73,965)	(13,370)
Average tangible common equity	$768,568	$757,502	$746,744	$350,211	$341,075	$756,378	$330,010
Return on Average Tangible Common Equity (Annualized)	15.15%	15.26%	5.09%	11.52%	10.79%	11.93%	12.36%

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Net Income, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Net Income, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings and pre-tax, pre-provision operating earnings are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating net income as net income plus loss on sale of securities available for sale, net, plus loss (gain) on sale of disposed branch assets, plus lease exit costs, net, plus branch closure expenses, plus one-time issuance of shares to all employees, plus merger and acquisition expenses, less tax impact of adjustments, plus re-measurement of deferred tax assets as a result of the reduction in the corporate income tax rate under the Tax Cuts and Jobs Act, plus other merger and acquisition discrete tax items. We calculate (b) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus provision for loan losses. We calculate (c) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (d) operating return on average tangible common equity as operating earnings as described in clause (a) divided by total average tangible common equity (average stockholders' equity less average goodwill and average core deposit intangibles, net of accumulated amortization.) We calculate (e) operating efficiency ratio as non interest expense plus adjustments to operating non interest expense divided by (i) non interest income plus adjustments to operating non interest income plus (ii) net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
	(Dollars in thousands)
Operating Net Income
Net income	$27,405	$26,876	$7,407	$9,825	$8,935	$61,688	$29,516
Plus: Loss on sale of securities available for sale, net	—	642	772	42	—	1,414	—
Plus: Loss (gain) on sale of disposed branch assets[1]	—	359	—	—	—	359	(388)
Plus: Lease exit costs, net[2]	—	—	—	—	—	—	1,071
Plus: Branch closure expenses	—	—	—	—	—	—	172
Plus: One-time issuance of shares to all employees	—	—	—	—	—	—	421
Plus: Merger and acquisition expenses	1,035	5,431	31,217	1,150	2,692	37,683	4,070
Operating pre-tax income	28,440	33,308	39,396	11,017	11,627	101,144	34,862
Less: Tax impact of adjustments[3]	217	1,351	6,717	(440)	538	8,285	1,073
Plus: Tax Act re-measurement	—	—	—	—	(688)	—	5
Plus: Other M&A tax items	406	277	—	—	—	683	—
Operating net income	$28,629	$32,234	$32,679	$11,457	$10,401	$93,542	$33,794

Weighted average diluted shares outstanding	53,873	54,929	55,439	24,532	24,613	54,633	24,587
Diluted EPS	$0.51	$0.49	$0.13	$0.40	$0.36	$1.13	$1.20
Diluted operating EPS	0.53	0.59	0.59	0.47	0.42	1.71	1.37
1 Loss on sale of disposed branch assets for the nine months ended September 30, 2019 and for the three months ended June 30, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income.
2 Lease exit costs, net for the nine months ended September 30, 2018 includes a $1.5 million consent fee and $240 thousand in professional services paid in January 2018 to separately assign and sublease two of our branch leases that we ceased using in 2017 offset by the reversal of the corresponding assigned lease cease-use liability totaling $669 thousand.
3 During the fourth quarter of 2018, we initiated a transaction cost study, which through December 31, 2018 resulted in $727 thousand of expenses paid that are non-deductible merger and acquisition expenses. As such, the $727 thousand of non-deductible expenses are reflected in the nine months ended September 30, 2018 tax impact of adjustments amounts reported. All other non-merger related adjustments to operating net income are taxed at the statutory rate.

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
	(Dollars in thousands)
Pre-Tax, Pre-Provision Operating Earnings
Net income	$27,405	$26,876	$7,407	$9,825	$8,935	$61,688	$29,516
Plus: Provision for income taxes	7,595	7,369	1,989	3,587	1,448	16,953	7,309
Pus: Provision for loan losses	9,674	3,335	5,012	1,364	3,057	18,021	5,239
Plus: Loss on sale of securities available for sale, net	—	642	772	42	—	1,414	—
Plus: Loss (gain) on sale of disposed branch assets[1]	—	359	—	—	—	359	(388)
Plus: Lease exit costs, net[2]	—	—	—	—	—	—	1,071
Plus: Branch closure expenses	—	—	—	—	—	—	172
Plus: One-time issuance of shares to all employees	—	—	—	—	—	—	421
Plus: Merger and acquisition expenses	1,035	5,431	31,217	1,150	2,692	37,683	4,070
Pre-tax, pre-provision operating earnings	$45,709	$44,012	$46,397	$15,968	$16,132	$136,118	$47,410

Average total assets	$8,009,377	$7,937,319	$7,841,267	$3,243,168	$3,225,797	$7,929,028	$3,095,107
Pre-tax, pre-provision operating return on average assets[3]	2.26%	2.22%	2.40%	1.95%	1.98%	2.30%	2.05%

Average total assets	$8,009,377	$7,937,319	$7,841,267	$3,243,168	$3,225,797	$7,929,028	$3,095,107
Return on average assets[3]	1.36%	1.36%	0.38%	1.20%	1.10%	1.04%	1.28%
Operating return on average assets[3]	1.42	1.63	1.69	1.40	1.28	1.58	1.46

Operating earnings adjusted for amortization of intangibles
Operating net income	$28,629	$32,234	$32,679	$11,457	$10,401	$93,542	$33,794
Adjustments:
Plus: Amortization of core deposit intangibles	2,451	2,451	2,477	432	431	7,379	1,250
Less: Tax benefit at the statutory rate	515	515	520	91	91	1,550	263
Operating earnings adjusted for amortization of intangibles	$30,565	$34,170	$34,636	$11,798	$10,741	$99,371	$34,781

Average Tangible Common Equity
Total average stockholders' equity	$1,210,147	$1,200,632	$1,190,266	$523,590	$514,876	$1,199,440	$504,105
Adjustments:
Less: Average goodwill	(370,224)	(369,255)	(366,795)	(161,447)	(161,447)	(369,097)	(160,725)
Less: Average core deposit intangibles	(71,355)	(73,875)	(76,727)	(11,932)	(12,354)	(73,965)	(13,370)
Average tangible common equity	$768,568	$757,502	$746,744	$350,211	$341,075	$756,378	$330,010
Operating return on average tangible common equity[3]	15.78%	18.09%	18.81%	13.37%	12.49%	17.57%	14.09%

Efficiency ratio	43.67%	51.49%	82.30%	54.27%	57.58%	59.42%	55.15%
Operating efficiency ratio	42.36%	43.66%	43.54%	50.65%	49.09%	43.19%	49.45%
1 Loss on sale of disposed branch assets for the nine months ended September 30, 2019 and for the three months ended June 30, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income.
2 Lease exit costs, net for the nine months ended September 30, 2018 includes a $1.5 million consent fee and $240 thousand in professional services paid in January 2018 to separately assign and sublease two of our branch leases that we ceased using in 2017 offset by the reversal of the corresponding assigned lease cease-use liability totaling $669 thousand.
3 Annualized ratio.